UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

INTRALASE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50939	38-3380954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Jeronimo, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 859-5230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2007, Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), Ironman Merger Corporation (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of AMO, and IntraLase Corp., a Delaware corporation (“IntraLase”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), as announced in the attached joint press release dated January 8, 2007. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into IntraLase, with IntraLase continuing as the surviving corporation and becoming a wholly-owned subsidiary of AMO (the “Merger”). The Board of Directors of IntraLase has approved the Merger and the Merger Agreement and has recommended that the stockholders of IntraLase approve the Merger.

In connection with the Merger, each share of IntraLase common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $25.00 in cash without interest (the “Merger Consideration”). Each outstanding option to purchase IntraLase common stock that has an exercise price less than $25.00 will be converted at the Effective Time into the right to receive $25.00 in cash without interest, less (i) the exercise price of such option and (ii) applicable withholding taxes.

IntraLase and AMO made customary representations, warranties and covenants in the Merger Agreement including that (i) IntraLase will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement, (ii) the board of directors of IntraLase will recommend to its stockholders that they adopt and approve the Merger Agreement, subject to certain exceptions, (iii) IntraLase will be subject to certain restrictions on the operation of its business between the date of the Merger Agreement and the Effective Time and (iv) IntraLase will be subject to restrictions on solicitation of proposals with respect to alternative sale transactions involving IntraLase.

Consummation of the Merger is subject to customary closing conditions, including, among others (i) the approval of the Merger Agreement, the Merger and any other transactions contemplated by the Merger Agreement by the stockholders of IntraLase, (ii) the absence of any material adverse effect with respect to the business of IntraLase, and (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. IntraLase intends to prepare and file a proxy statement with the Securities and Exchange Commission that it will mail to stockholders in order to obtain stockholder approval for the Merger Agreement and the Merger.

The Merger Agreement contains certain termination rights for both IntraLase and AMO and further provides that upon termination of the Merger Agreement under specified circumstances IntraLase or AMO, as the case may be, may be required to pay the other a termination fee.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference. A copy of the joint press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Where You Can Find Additional Information About the Proposed Acquisition

IntraLase will file a proxy statement and other relevant documents concerning the proposed acquisition with the Securities and Exchange Commission, or SEC. Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. This proxy statement will be mailed to IntraLase’s stockholders. Members of the public will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, free copies of IntraLase’s public filings may be obtained by directing a request to Investor Relations, Krista Mallory at (949) 859-5230, ext. 260.

IntraLase and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from stockholders of IntraLase in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IntraLase’s stockholders in connection with the proposed transaction will be set forth in IntraLase’s proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the definitive proxy statement when it is filed with the SEC.

Item 8.01 Other Events.

On January 8, 2007, IntraLase and AMO issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Concurrent with the execution of the Merger Agreement, each of Brentwood Associates IX, L.P., Brentwood Affiliates Fund II, L.P., Michael Ball, William J. Link, Frank M. Fischer, Charline Gauthier, P. Bernard Haffey, Jay T. Holmes, Gilbert H. Kliman, James A. Lightman, Robert J. Palmisano and Shelley B. Thunen (collectively the “Principal Stockholders”) entered into Voting Agreements, dated as of January 5, 2007 (the “Voting Agreements”) with AMO, pursuant to which, among other things, each such Principal Stockholder has agreed to vote (or execute proxies with respect to) the shares of IntraLase common stock specified in the Voting Agreement by such Principal Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger as provided for in the Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreements. The shares of IntraLase common stock that the Principal Stockholders have agreed to vote in favor of the Merger represent approximately a minimum of 7.41% of the total issued and outstanding shares of IntraLase common stock as of the close of business on January 5, 2007. The Voting Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 5, 2007, by and among Advanced Medical Optics, Inc., Ironman Merger Corporation and IntraLase Corp. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release issued jointly by Advanced Medical Optics, Inc. and IntraLase Corp. dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRALASE CORP.

January 10, 2007	/s/ Shelley B. Thunen
Shelley B. Thunen
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 5, 2007, by and among Advanced Medical Optics, Inc., Ironman Merger Corporation and IntraLase Corp. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release issued jointly by Advanced Medical Optics, Inc. and IntraLase Corp. dated January 8, 2007.